UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2007

Commission File Number: 333 - 134175

LEXINGTON ENERGY SERVICES INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(state or other jurisdiction of incorporation or organization)

736 Second Avenue East, Brooks, Alberta T1R 1B8

(Address of principal executive offices)

403-279-4550
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Principal Officers; Appointment of Principal Officers

On November 23, 2007 the Board of Directors of Lexington Energy Services Inc. (the “Company”) has elected Kelly Warrack as a Director of the Company.  Mr. Warrack accepted the election and provided his Consent to Act as Director to the Company on November 28, 2007.

There are no family relationships between Mr. Warrack and any of the other members of the Company’s Board of Directors.  Mr. Warrack holds no directorships in any other public companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2007	LEXINGTON ENERGY SERVICES INC.
(Registrant)
	By :	/s/ Elston Johnston
Director